Execution Version

To:	J.P. Morgan SE Taunustor 1 60310 Frankfurt am Main Germany (as Facilities Agent under the Facilities Agreement)

28 March 2024
Amendment Letter
We refer to the facilities agreement dated 28 February 2023 between, among others, Carnival Corporation as the Company, Carnival PLC, Carnival Holdings (Bermuda) II Limited as the Borrower, the lenders from time to time party thereto and J.P. Morgan SE as the Facilities Agent (as amended and/or amended and restated from time to time, the “Facilities Agreement”). Terms defined in the Facilities Agreement have the same meaning in this letter unless otherwise defined herein.
1.    Interpretation
1.1    This letter is supplemental to and amends the Facilities Agreement.
1.2    The Facilities Agreement shall be read and construed as one document with this letter and any reference in the Facilities Agreement or any other Finance Document to the Facilities Agreement or to any provision of the Facilities Agreement will be construed as a reference to the Facilities Agreement, or that provision, as amended by this letter.
1.3    Except as expressly provided in paragraph 2 (Amendments) of this letter:
(a)    the Facilities Agreement and each other Finance Document and the provisions thereof shall continue in full force and effect; and
(b)    nothing in this letter shall constitute or be construed as an amendment, waiver, consent or release of any provision of, or any right or remedy of any Finance Party under the Finance Documents, nor otherwise prejudice any right or remedy of any Finance Party under the Facilities Agreement or any other Finance Document.
2.    Amendments
2.1    In accordance with Clause 14.6(j) (Margin) of the Facilities Agreement, it has been agreed between the Company and the Facilities Agent (acting on behalf of the Lenders) that the CO2 Performance target levels for the Extension Period set out in paragraph 2.3 below be incorporated into the definition of “CO2 Performance” in Clause 1.1 (Definitions) of the Facilities Agreement.
2.2    Pursuant to Clause 41 (Amendments and Waivers) of the Facilities Agreement, we hereby request the consent of the Lenders to amend the Facilities Agreement as set out in paragraph 2.3 below.
Carnival – Amendment Letter – FSF

2.3    With effect from the date of the Facilities Agent’s countersignature of this letter:
(a)    the definition of “CO2 Emissions Rate” in the Facilities Agreement shall be deleted in its entirety and replaced with the following:
“CO2 Emissions Rate” means:
(a)    prior to financial year 2024, the ship fuel greenhouse gas emission rate in grams CO2e/ALB-KM; and
(b)    in financial year 2024 and each subsequent financial year, the ship fuel greenhouse gas emission rate in kilograms CO2e/ALBD, in each case, as set out in the relevant Assurance Statement.”; and
(b)    the definition of “CO2 Performance” in the Facilities Agreement shall be deleted in its entirety and replaced with the following:
“CO2 Performance means the performance of the CO2 Emissions Rate for each financial year (being ‘Outperform target’, ‘Within target range’, or ‘Below target’) relative to the targets set out in the table below (in grams CO2e/ALB-KM or kilograms CO2e/ALBD, as applicable) for such financial year.

Financial year	Target metric	Outperform target	Within target range	Below target
2022	g CO2e/ALB-KM	≤ 232.9	> 232.9 but ≤ 241.6	> 241.6
2023	g CO2e/ALB-KM	≤ 228.2	> 228.2 but ≤ 239.2	> 239.2
2024	kg CO2e/ALBD	≤ 99.0	> 99.0 but ≤ 103.0	> 103.0
2025	kg CO2e/ALBD	≤ 97.5	> 97.5 but ≤ 102.2	> 102.2
2026	kg CO2e/ALBD	≤ 96.4	> 96.4 but ≤ 101.0	> 101.0
        ”

(the “Amendments”).

3.    Guarantee and Indemnity Confirmation
The Company confirms on behalf of itself and each Obligor (if a Guarantor or Subsidiary Guarantor) that the guarantee and indemnity under Clause 23 (Guarantee and Indemnity) of the Facilities Agreement, the guarantee under Clause 2 (Guarantee) of each of the Deeds of Guarantee and the guarantee under Clause 2 (Guarantee) of the Subsidiary Deed of Guarantee shall continue in full force and effect and extend to all obligations of the Obligors under the Finance Documents including without limitation as amended by this letter.
Carnival – Amendment Letter – FSF

4.    Miscellaneous
4.1    This letter and the Amendments hereunder will bind any person to whom any Lender assigns or transfers any of its Commitments or Swingline Commitments under the Facilities Agreement (and shall remain valid and binding on the assignee and transferee and any future holder of the relevant Commitment or Swingline Commitment).
4.2    This letter is designated as a Finance Document.
4.3    The Facilities Agent is entering into this letter on the authority and instructions of the Finance Parties pursuant to the Facilities Agreement.
4.4    The provisions of Clause 42 (Confidential Information) of the Facilities Agreement apply to this letter.
4.5    This letter may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this letter.
4.6    Governing law and Enforcement
4.7    This letter and any non-contractual obligations arising out of or in connection with it are governed by English law.
4.8    The provisions of Clause 48 (Enforcement) of the Facilities Agreement apply to this letter as if references in the Clause to “this Agreement” were references to this letter.

Carnival – Amendment Letter – FSF

Yours faithfully,

CARNIVAL CORPORATION
For and on behalf of itself and as Obligors’ Agent under the Facilities Agreement
By: /s/ Lourdes Suarez
Name: Lourdes Suarez
Title: Treasurer

In our capacity as Facilities Agent under the Facilities Agreement we hereby confirm that all Lenders have consented to the Amendments and the matters contemplated by this letter.

/s/ Haaris Amjad
J.P. MORGAN SE
For itself and on behalf of the Finance Parties under and as defined in the Facilities Agreement

Date: 2 April 2024